Exhibit 10.1 - Separation and Release Agreement by and between Sallyanne K. Ballweg, The First of Long Island Corporation and The First National Bank of Long Island, dated December 6, 2016

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is entered into by and between Sallyanne K. Ballweg (the “Executive”) and The First of Long Island Corporation and its wholly-owned subsidiary, The First National Bank of Long Island, as of December 6, 2016. For purposes of this Agreement and unless another intention is specifically indicated, the term “FLIC” shall include The First of Long Island Corporation and The First National Bank of Long Island.

WHEREAS, Executive is employed as Senior Executive Vice President of FLIC and The First National Bank of Long Island and Corporate Secretary of FLIC; and

WHEREAS, Executive has determined to retire from FLIC, effective as of the close of business on December 31, 2016.

NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration described herein, the parties agree as follows:

1.     Retirement. Effective as of the close of business on December 31, 2016 (the “Effective Date of Retirement”), Executive hereby retires as Senior Executive Vice President of The First of Long Island Corporation and The First National Bank of Long Island and Corporate Secretary of FLIC and from all other positions with any subsidiary or affiliate of either The First of Long Island Corporation or The First National Bank of Long Island.

2.     Termination of Employment Agreement. As of the Effective Date of Retirement, the Employment Agreement by and between the Executive and The First of Long Island Corporation dated December 13, 2007 and as amended since such date (the “Employment Agreement”) shall be terminated and be of no further force and effect. Executive hereby acknowledges that her retirement from FLIC does not constitute a “resignation with good reason” for purposes of the Employment Agreement.

3.     Consideration. In consideration of Executive’s retirement and full and final waiver, release and dismissal of all claims, and her other agreements and promises herein, FLIC and Executive agree to the following:

(a)     Accrued Obligations. FLIC shall pay or provide Executive any Accrued Obligations as of her Effective Date of Retirement. “Accrued Obligations” means: (1) any accrued and unpaid base salary of Executive through the Effective Date of Retirement, payable pursuant to The First National Bank of Long Island’s standard payroll policies; (2)  any compensation and benefits to the extent payable to Executive based on Executive’s participation in any compensation or benefit plan, program or arrangement of FLIC through the Effective Date of Retirement; and (3) any expense reimbursement to which Executive is entitled under FLIC’s standard expense reimbursement policy (as applicable). The payment of any Accrued Obligations pursuant to subparagraphs (1) and (3) hereof shall be made on The First National Bank of Long Island’s first normal payroll date following the Effective Date of Retirement.

(b)     Cash Severance. The First National Bank of Long Island shall pay to Executive a cash lump sum payment equal to $150,000 (the “Cash Severance”). Such payment shall be made on The First National Bank of Long Island’s first normal payroll date after the later of: (1) the Effective Date of Retirement; or (2) the expiration of the Revocation Period (as defined below).

(c)     Automobile. As of the Effective Date of Retirement (or if later, the expiration of the Revocation Period), Executive shall become the sole owner of the automobile provided for her use by The First National Bank of Long Island as of the date of this Agreement (the “Automobile”). The First National Bank of Long Island shall take all necessary actions to transfer the ownership of the Automobile to the Executive, free and clear of all liens. The book value of the Automobile (estimated at $21,900), determined as of the Effective Date of Retirement, shall be reported as taxable compensation to the Executive on a Form W-2, Wage and Tax Statement, and applicable withholding taxes shall be deducted by FLIC from the Cash Severance.

(d)     Bonus. Executive shall be eligible for a cash bonus payable under The First of Long Island Corporation Cash Incentive Plan (the “Cash Incentive Plan”) based upon the satisfaction of corporate performance goals applicable to the Executive for the performance period ending on December 31, 2016. Such bonus (to the extent earned) shall be payable in accordance with the terms of the Cash Incentive Plan.

(e)     Performance RSUs. Executive shall be eligible to vest in her outstanding performance-based restricted stock units awarded to her in January 2014 (the “Performance RSUs”) based upon the achievement of the specified performance measures for the performance period ending on December 31, 2016. The value of the Performance RSUs realized upon vesting (to the extent earned) shall be payable to the Executive in accordance with the terms of FLIC’s equity incentive plan and the underlying award agreement between FLIC and Executive.

4.     Non-Competition.

(a)     Non-Solicitation of Employees. For a period of 12 months following the Effective Date of Retirement (the “Non-Solicitation Restricted Period”), Executive shall not either directly or indirectly, induce or attempt to induce any employee or independent contractor of FLIC or any of its respective affiliates to terminate his or her employment or engagement with FLIC or its affiliates.

(b)     Non-Solicitation of Customers. During the Non-Solicitation Restricted Period, Executive shall not solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any client, customer or other business relation of FLIC or its respective affiliates, (1) to terminate an existing business or commercial relationship with FLIC or such affiliates or (2) to reduce the amount of business that any client, customer or other business relation has customarily done or contemplates doing with FLIC or such affiliate, whether or not the relationship between FLIC or such affiliate and such client, customer, or other business relation was originally established, in whole or in part, through Executive’s efforts, or in any way interfere with the relationship between any such client, customer, or business relation, on the one hand, and FLIC or such affiliate, on the other hand.

5.     Mutual Release and Waiver.

(a)     Release by Executive.

(i)     In consideration of the benefits payable under Section 3 of this Agreement, Executive, Executive’s heirs, executors, administrators, successors and assigns, hereby fully, finally and forever release and discharge FLIC, all parent, subsidiary, related and affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as the “Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the execution date of this Agreement. Specifically included in this waiver and release are, among other things, claims of alleged employment discrimination, either as a result of the separation of Executive’s employment or otherwise, under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, defamation, or any other unlawful behavior, the existence of which is specifically denied by the Parties. The foregoing list is intended to be illustrative rather than inclusive. Executive waives the rights and claims to the extent set forth above, and Executive also agrees not to institute, or have instituted, a lawsuit against the Parties based on any such waived claims or rights.

(ii)     Nothing in Section 5(a)(i) of this Agreement, however, shall be construed to prohibit Executive from filing a charge or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or comparable state or local agency. Notwithstanding the foregoing, except as provided in Section 14 hereof, Executive waives her right to recover monetary or other damages as a result of any charge or lawsuit filed by Executive or by anyone else on Executive’s behalf, including a class or collective action, whether or not Executive is named in such proceeding. Further, nothing in this Agreement is intended to waive Executive’s entitlement to the payments and benefits set forth under this Agreement, vested or accrued benefits under any tax-qualified employee benefit plan sponsored by FLIC. Finally, this Agreement does not waive claims that Executive could make, if available, for unemployment or workers’ compensation.

(iii)     Executive affirms that the only consideration for Executive signing this Agreement is that set forth in Section 3 of this Agreement, that no other promise or agreement of any kind has been made to or with Executive by any person or entity to cause Executive to execute this Agreement, and that Executive fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

(iv)     Executive acknowledges that Executive has carefully read and reviewed this Agreement and has been advised to seek the advice of an attorney, or other counsel, and Executive had an opportunity to consult with and receive counsel from an attorney concerning the terms of this Agreement.

(v)     Executive understands and is satisfied with the terms and contents of this Agreement and voluntarily has signed Executive’s name to the same as a free act and deed. Executive agrees that this Agreement shall be binding upon Executive and Executive’s agents, attorneys, personal representatives, heirs, and assigns. Executive acknowledges that Executive has been given a period of at least 21 days from date of receipt within which to consider and sign this Agreement. To the extent Executive has executed this Agreement less than 21 days after its delivery to Executive, Executive hereby acknowledges that Executive’s decision to execute this Agreement prior to the expiration of such 21 day period was entirely voluntary.

(b)     Release by FLIC.

(i)     FLIC and all its representatives, officers, directors, employees in their capacity as representatives of FLIC hereby generally and completely release, acquit, and discharge Executive from and against any and all claims. As used in this Section 5(b)(i), “claims” means any and all matters relating to Executive’s service as an employee and officer of FLIC, the termination of such service with FLIC, and any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of actions, whether in law or in equity, whether known or unknown, suspected or unsuspected, arising from Executive’s employment or service with and/or termination from FLIC or any subsidiary or affiliate thereof.

(ii)     Notwithstanding the foregoing, FLIC does not release Executive from any claims it may have: (A) pursuant to the terms of this Agreement; or (B) arising from the conviction of Executive of a crime or a determination of intentional wrongdoing by a federal or state regulatory agency or a court of competent jurisdiction related to Executive’s service as an employee or officer of FLIC, provided such conviction or determination relates to a matter that has caused substantial economic damage to, or substantial injury to the business reputation of, FLIC.

(iii)     FLIC agrees not to institute, nor has FLIC instituted, a lawsuit against Executive based on any waived claims or rights as set forth above.

6.     Indemnification. FLIC agrees to indemnify Executive, to the fullest extent permitted under applicable law and as provided in FLIC’s Certificate of Incorporation, Bylaws and directors’ and officers’ liability insurance policy, against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding which Executive may be involved by reason of having been an officer or employee of FLIC.

7.      Mutual Non-Disparagement. The parties agree that they will not disparage or make derogatory or untruthful comments about each other or FLIC’s present and former officers, directors, employees, agents, or attorneys, or their business practices. The provisions of this Section 7 shall not apply to any truthful statement required to be made by Executive and FLIC, as the case may be, in any legal proceeding or governmental or regulatory investigation or inquiry.

8.     Confidentiality. Executive acknowledges that Executive has had access to trade secrets and other confidential information regarding FLIC and its businesses that are unique and irreplaceable, and that the use of such trade secrets and other confidential information by a competitor or other persons who are not affiliated with FLIC, would cause irreparable harm to FLIC. Accordingly, Executive shall not disclose to any person or use to the detriment of FLIC such trade secrets or other confidential information (except as required by law). Confidential information includes any information, whether or not reduced to written or other tangible form, which: (i) is not generally known to the public or within the industry, or (ii) has been treated by FLIC as confidential or proprietary. The restrictions of this Section 8 shall not apply to any disclosure of otherwise confidential information that is required to be disclosed by law or by court order or government order, provided that the Executive: (i) promptly notifies FLIC of any such disclosure requirement so that FLIC may seek an appropriate protective order (or other appropriate protections); and (ii) provides reasonable assistance (at no cost to Executive) in obtaining such protective order or other form of protection.

9.     Return of Materials. As of the Effective Date of Retirement, Executive shall promptly return to FLIC all equipment, documents and other materials in Executive’s possession that are the property of FLIC, whether created by Executive or by others, and including the originals and all copies thereof, whether electronic, paper or any other form, without maintaining any copies thereof whether electronic, paper or any other form.

10.     Injunctive Relief. The parties hereto recognize that irreparable injury will result to FLIC, its businesses and properties in the event of Executive’s breach of any covenants or agreements contained herein. FLIC shall be entitled, in addition to any other remedies and damages available to it, to an injunction prohibiting Executive from committing any violation or threatened violation of this Agreement.

11.     Time to Consider and Rescind. Executive also acknowledges that Executive is hereby given seven (7) days from the date Executive signs this Agreement to change her mind and revoke this Agreement (the “Revocation Period”). If Executive does not revoke this Agreement within the Revocation Period, this Agreement shall become final and binding on the day following the cessation of the Revocation Period. Any notice to revoke this Agreement will be deemed properly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid to the President and Chief Executive Officer of FLIC at his principal business office pursuant to Section 12 of this Agreement.

12.     Notice. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, at the address listed below or at other address as specified to the other party:

If to Executive:

Sallyanne K. Ballweg

2 Wyatt Road

Garden City, NY 11530

If to FLIC:

The First of Long Island Corporation

10 Glen Head Road

Glen Head, New York 11545

Attention: Michael N. Vittorio, President and Chief Executive Officer

13.     General Provisions.

(a)     Non-Assignability. This Agreement may not be assigned by Executive.

(b)     Binding on Successors. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

(c)     Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto.

(d)      Governing Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York, without reference to its principles of conflicts of law.

(e)      Counterparts. This Agreement may be executed in one or more counterparts, each of which counterpart, when so executed and delivered, will be deemed an original and all of which counterparts, taken together, will constitute but one and the same agreement.

(f)     Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

(g)     Tax Withholding. The Bank shall withhold from the amounts payable under this Agreement such federal, state and/or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

14.     Protected Rights. Notwithstanding anything in this Agreement to the contrary, Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”) about a possible securities law violation without approval of FLIC. Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to FLIC related to the possible securities law violation. This Agreement does not limit the Executive’s right to receive any resulting monetary award for information provided to any Government Agency.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date set forth above and Executive hereby declares that the terms of this Agreement have been completely read, are fully understood, and are voluntarily accepted after complete consideration of all facts and legal claims.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF CERTAIN KNOWN AND UNKNOWN CLAIMS.

FLIC HEREBY ADVISES EXECUTIVE TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT.

THE FIRST OF LONG ISLAND CORPORATION

By: /s/ MARK D. CURTIS

MARK D. CURTIS

SEVP, CFO & TREASURER

THE FIRST NATIONAL BANK OF LONG

ISLAND

By: /s/ MARK D. CURTIS

MARK D. CURTIS

SEVP, CFO & CASHIER

EXECUTIVE

/s/ SALLYANNE K. BALLWEG

SALLYANNE K. BALLWEG